As filed with the Securities and Exchange Commission on December 2, 1997


                      Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               Form  S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                        CADIZ LAND COMPANY, INC.
         (Exact name of registrant as specified in its charter)

           Delaware                                  77-0313235
 (State or other jurisdiction of                   (IRS Employer
 incorporation or organization)                  Identification No.)

                         100 Wilshire Boulevard
                              Suite 1600
                    Santa Monica, California 90401
               (Address of principal executive offices)

                           Keith Brackpool
                        100 Wilshire Boulevard
                              Suite 1600
                    Santa Monica, California 90401
               (Name and address of agent for service)

                            (310) 899-4700
    (Telephone number, including area code, of agent for service)


                     Copies of communications to:
                     HOWARD J. UNTERBERGER, ESQ.
                        J. BRAD WIGGINS, ESQ.
                           Miller & Holguin
                1801 Century Park East, Seventh Floor
                    Los Angeles, California 90067
                            (310) 556-1990


   Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration
                              Statement

                   CALCULATION OF REGISTRATION FEE


                                       Proposed
                                       maximum      Proposed
                                       offering     maximum      Amount of
Title of securities    Amount to be     price       aggregate    Registration
to be registered        registered     per unit   offering price   fee
--------------------------------------------------------------------------
Common Stock(1)(2)     60,000 shares   $ 7.1875   $  431,250     $ 127.22

            Total                                  $  431,250     $ 127.22
==========================================================================

(1)  All such shares are issuable under the Registrant's 1997 Stock Incentive
     Plan.

(2)  Pursuant to Rule 457(h) under the Securities Act of 1933, as amended
     (the "Securities Act"), the offering price and the amount of the fee have been computed based on the average of the high and low prices of the Registrant's Common Stock as reported by Nasdaq for November 25, 1997, which date is within 5 business days prior to the filing of this Registration Statement.
                       ---------------------------------------

                                 PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

        The following documents are incorporated by reference in this Registration Statement:

        (a) The Registrant's transition report on Form 10-K for the transition period from April 1, 1996 to December 31, 1996, quarterly report on Form 10-Q for the period ended March 31, 1997, quarterly report on Form 10-Q for the period ended June 30, 1997, quarterly report on Form 10-Q for the period ended September 30, 1997, current report on Form 8-K dated February 14, 1997, current report on Form 8-K dated March 31, 1997, current report on Form 8-K dated April 16, 1997, and proxy statement for the annual meeting of stockholders held on June 12, 1997.

        (b) The description of the Registrant's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is set forth in Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.
-----------------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------
     Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Registrant by Miller & Holguin, attorneys at law, Los Angeles, California.

     The financial statements incorporated in this Registration Statement by reference to the Transition Report on Form 10-K of Cadiz Land Company, Inc. for the nine months ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant's Bylaws provide for mandatory indemnification of directors and officers of the Registrant, and those serving at the request of the Registrant as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification shall be a contract right between each Agent and the Registrant.

     In 1990, the Registrant entered into an Indemnity Agreement with each of the individuals then serving as an executive officer or director of the Registrant, including Keith Brackpool, the current Chief Executive Officer of the Registrant. The Indemnity Agreement as to Mr. Brackpool remains in effect; all of the other executive officers and directors who executed an Indemnity Agreement with the Registrant have since resigned from their positions with the Registrant. The Indemnity Agreement provides for the indemnification of the indemnified party with respect to his activities as a director or officer of the Registrant or an affiliate of the Registrant against expenses and liabilities, of whatever nature, incurred in connection with any claim made against him by reason of facts which include his affiliation with the Registrant. Such indemnification is provided to the maximum extent permitted by the Registrant's charter documents, insurance policies and/or any applicable law.

     The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has also purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-------------------
     The following documents are filed or incorporated by reference as part of this Registration Statement:

    4.1  Specimen form of stock certificate(1)

    4.2  Certificate of Designations of 6% Convertible Series A Preferred
         Stock(2)

    4.3  Certificate of Designations of 6% Convertible Series B Preferred
         Stock(3)

   4.4   Certificate of Designations of 6% Convertible Series C Preferred
         Stock(2)

   5.1   Opinion of Miller & Holguin

  23.1   Consent of Price Waterhouse LLP

  23.2   Consent of Miller & Holguin (included in Exhibit 5.1)

       (1) Previously filed as an exhibit to the Registrant's report on Form 8-K dated May 6, 1992, and incorporated herein by reference

       (2) Previously filed as an exhibit to the Registrant's report on Form 8-K dated September 13, 1996, and incorporated herein by reference

       (3) Previously filed as an exhibit to the Registrant's report on Form 10-K for the fiscal year ended March 31, 1996, and incorporated herein by reference

Item 9.     Undertakings.
-------------------------

     The undersigned Registrant hereby undertakes:

       (a) (1)   To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 2nd day of December 1997.

                                               CADIZ LAND COMPANY, INC.


                                         By: /s/  Keith Brackpool
                                         --------------------------
                                                  Keith Brackpool
                                                  Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date


/s/  Dwight W. Makins          Chairman of the Board    December 2, 1997
----------------------         and Director
Dwight W. Makins




/s/  Keith Brackpool      Chief Executive Officer       December 2, 1997
------------------------       and Director
Keith Brackpool           (Principal Executive Officer)




Russ Hammond                   Director



Stephen D. Weinress            Director



/s/  Murray H. Hutchison       Director                 December 2, 1997
-------------------------
Murray H. Hutchison


/s/  Stanley E. Speer          Chief Financial Officer  December 2, 1997
-------------------------     (Principal Financial and
Stanley E. Speer               Accounting Officer)